CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4118
PAREXEL REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS
- Achieves record quarterly service revenue and backlog -

Boston, MA, January 24, 2006 — PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the second quarter of Fiscal 2006 ended December 31, 2005.
For the three months ended December 31, 2005, PAREXEL’s consolidated service revenue increased 10.3% to $149.8 million compared with $135.8 million in the prior year period. The Company reported operating income of $10.6 million, versus operating income of $7.5 million in the comparable quarter of the prior year. The operating margin in the quarter ended December 31, 2005 was 7.1%, compared to 5.5% in the December quarter one year ago. Net income for the quarter was $5.0 million, or earnings of $0.19 per diluted share, compared with net income of $6.1 million, or $0.23 per diluted share, for the quarter ended December 31, 2004.
On a segment basis, consolidated service revenue for the second quarter of Fiscal 2006 was $108.9 million in Clinical Research Services, $27.2 million in PAREXEL Consulting and Marketing Services, and $13.7 million in Perceptive Informatics, Inc.
For the six months ended December 31, 2005, consolidated service revenue was $288.1 million versus $266.2 million in the prior year period, an increase of 8.2%. Operating income for the current six-month period was $15.6 million compared with operating income of $16.0 million in the prior year period. On a proforma basis, excluding the net effect of $0.9 million in first quarter of Fiscal 2006 special charges and restructuring reserve adjustments, which are detailed in the attached financial tables, operating income for the current six-month period was $16.5 million. Net income for the six months ended December 31, 2005 was $8.4 million or $0.31 per diluted share, compared with net income of $11.7 million, or $0.44 per diluted share in the prior year period. On a proforma basis, excluding the first quarter of Fiscal 2006 charges and adjustments, net income for the current six-month period was $9.2 million or $0.34 per diluted share.
New business and backlog were strong in the quarter. The backlog increased sequentially by 8.1% from the September 30, 2005 backlog to $844.7 million, a year-over-year increase of 17.2% from the backlog reported at December 31, 2004, which was $721.0 million. Adding the December quarter’s gross new business wins of $230.4 million to the September 30, 2005 ending backlog of $781.5 million, then subtracting $149.8 million in current quarter service revenue and $17.4 million in cancellations, resulted in record backlog of $844.7 million as of December 31, 2005.
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “We believe that the improvements we have made to the Company’s sales functions, including new leadership, are beginning to bear fruit. We are pleased with our strong new business wins and the significant increase in backlog. Important factors contributing to this quarter’s new business success included strong demand from small and emerging biopharmaceutical companies, an improved win rate on proposals, and low cancellations. The overall market for our services appears to be healthy. We are encouraged by the improvements in our operating performance, and will continue to seek out and capitalize on opportunities to further expand our business and improve profitability.”
The Company issued forward-looking guidance for the third quarter of Fiscal 2006 (ending March 31, 2006), for Fiscal 2006, and for Calendar 2006. For the third quarter, the Company anticipates reporting consolidated service revenue in the range of $151 to $156 million and GAAP earnings per diluted share in the range of $0.21 to $0.24. For Fiscal 2006, consolidated service revenue is expected to be in the range of $600 to $610 million (at current exchange rates), GAAP earnings per diluted share are projected to be in the range of $0.79 to $0.87, and proforma earnings per diluted share are projected to be in the range of $0.82 to $0.90, excluding the $0.9 million in charges and $0.1 million in associated tax benefits recorded in the first quarter of Fiscal 2006, or $0.03 per diluted share. Previously issued guidance for Fiscal 2006 included revenue of between $590 to $610 million, GAAP earnings per diluted share of $0.77 to $0.87, and proforma earnings per diluted share of $0.80 to $0.90 (proforma information excludes the first quarter items noted above). For Calendar 2006, consolidated service revenue is expected to be in the range of $620 to $640 million (at current exchange rates). GAAP earnings per diluted share are projected to be in the range of $0.93 to $1.08. The earnings per share estimates include the impact of recording stock-based compensation expense under the new accounting standards for equity grants, which is currently estimated to be $0.04 per diluted share for the third quarter of Fiscal 2006, $0.12 per diluted share for Fiscal 2006, and $0.16 per diluted share for Calendar 2006.
The Company believes that presenting the proforma information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.
A conference call to discuss PAREXEL’s second quarter earnings, business, and financial outlook will begin at 10 a.m. ET Wednesday, January 25th and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial 612-332-0819 and ask to join the PAREXEL quarterly conference call.
PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 51 locations throughout 39 countries around the world, and has 5,360 employees.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the third quarter, Fiscal 2006, and Calendar 2006. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the amendment or interpretation of Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (“Statement 123R”), which could change the Company’s current assessment of the effects of the adoption of Statement 123R on the acceleration of equity grants, the assumptions inherent in equity pricing models under Statement 123R and the final results of the closing of the Company’s books for future financial periods; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 as filed with the SEC on November 9, 2005, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	Unaudited
	For the three months ended December 31,
	2005	2004
	As Reported	As Reported	June 30, 0000
Service revenue	$149,762	$135,759
Reimbursement revenue	33,749	33,821

Total revenue	183,511	169,580

Costs and expenses:
Direct costs	98,536	88,848
Reimbursable out-of-pocket expenses	33,749	33,821
Selling, general and administrative	34,254	32,619
Depreciation and amortization	6,393	6,781

Income from operations	10,579	7,511

Other income	641	1,789

Income before income taxes	11,220	9,300

Provision for income taxes	6,299	3,199
Effective tax rate	56.1%	34.4%

Minority interest (benefit) expense	(123)	35

Net income	$5,044	$6,066

Earnings per common share:
Basic	$0.19	$0.23
Diluted	$0.19	$0.23

Shares used in computing earnings per common share:
Basic	26,441	26,059
Diluted	26,788	26,606

Balance Sheet Information	(Preliminary)
	Dec 31,	Sept 30,	June 30,
	2005	2005	2005
Billed accounts receivable, net	$117,565	$130,117	$123,779
Unbilled accounts receivable, net	90,417	89,953	94,108
Deferred revenue	(138,052)	(134,745)	(132,241)

Net receivables	$69,930	$85,325	$85,646

Cash and marketable securities	$111,958	$87,973	$88,622
Working capital	$120,219	$121,413	$120,301
Total assets	$489,217	$478,717	$475,736
Stockholders’ equity	$214,102	$211,174	$205,571

Quarterly Supplemental Financial Data

Total revenue	$183,511	$169,568	$178,116
Investigator fees	21,848	16,980	19,877

Gross revenue	$205,359	$186,548	$197,993

DSO	31	42	39

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	Unaudited
	For the six months ended December 31,
	2005				2004
	As Reported	Adjustments		Proforma	As Reported
Service revenue	$288,142			$288,142	$266,181
Reimbursement revenue	64,937			64,937	60,996

Total revenue	353,079	—		353,079	327,177

Costs and expenses:
Direct costs	192,159	(519	)(a)	191,640	172,537
Reimbursable out-of-pocket expenses	64,937			64,937	60,996
Selling, general and administrative	68,305	(1,081	)(a)	67,224	64,461
Depreciation and amortization	12,763			12,763	13,191
Restructuring expense	(679)	679	(b)	—	—

Income from operations	15,594	921		16,515	15,992

Other income	1,678			1,678	2,442

Income before income taxes	17,272	921		18,193	18,434

Provision for income taxes	9,377	107		9,484	6,734
Effective tax rate	54.3%			52.1%	36.5%

Minority interest benefit	(467)			(467)	(22)

Net income	$8,362	$814		$9,176	$11,722

Earnings per common share:
Basic	$0.32			$0.35	$0.45
Diluted	$0.31			$0.34	$0.44

Shares used in computing earnings per common share:
Basic	26,401			26,401	26,034
Diluted	26,651			26,651	26,581
(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.

(b)	Represents a $1.2 million reduction to the existing restructuring reserve as a result of changes in assumptions related to the June 2005 restructuring charge, which was partially offset by $0.5 million in new severance-related restructuring activity.

PAREXEL International Corporation
Segment Information
($ in thousands)

	For the three months ended
	December 31,
	2005	2004
Clinical Research Services (CRS)

Service revenue	$108,866	$94,284 (a)
% of total service revenue	72.7%	69.4%
Gross profit	$38,411	$33,071 (a)
Gross margin % of service revenue	35.3%	35.1%

PAREXEL Consulting & Marketing Services (PCMS)

Service revenue	$27,196	$30,758 (a)
% of total service revenue	18.2%	22.7%
Gross profit	$7,253	$9,018 (a)
Gross margin % of service revenue	26.7%	29.3%

Perceptive Informatics, Inc. (PII)

Service revenue	$13,700	$10,717
% of total service revenue	9.1%	7.9%
Gross profit	$5,562	$4,822
Gross margin % of service revenue	40.6%	45.0%

Total service revenue	$149,762	$135,759
Total gross profit	$51,226	$46,911
Gross margin % of service revenue	34.2%	34.6%
(a)	Fiscal 2005 numbers have been adjusted to reflect Fiscal 2006 presentation. Certain components of the PCMS business were moved to CRS retroactive to July 1, 2004.

PAREXEL International Corporation
Segment Information
($ in thousands)

	For the six months ended
	December 31,
	2005				2004
	As Reported	Adjustments		Proforma	As Reported
Clinical Research Services (CRS)

Service revenue	$208,214			$208,214	$183,862 (b)
% of total service revenue	72.3%			72.3%	69.1%
Gross profit	$70,637			$70,637	$64,610 (b)
Gross margin % of service revenue	33.9%			33.9%	35.1%

PAREXEL Consulting & Marketing Services (PCMS)

Service revenue	$53,941			$53,941	$62,373 (b)
% of total service revenue	18.7%			18.7%	23.4%
Gross profit	$15,232			$15,232	$20,069 (b)
Gross margin % of service revenue	28.2%			28.2%	32.2%

Perceptive Informatics, Inc. (PII)

Service revenue	$25,987			$25,987	$19,946
% of total service revenue	9.0%			9.0%	7.5%
Gross profit	$10,114	$519	(a)	$10,633	$8,965
Gross margin % of service revenue	38.9%			40.9%	44.9%

Total service revenue	$288,142			$288,142	$266,181
Total gross profit	$95,983	$519		$96,502	$93,644
Gross margin % of service revenue	33.3%			33.5%	35.2%
(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.

(b)	Fiscal 2005 numbers have been adjusted to reflect Fiscal 2006 presentation. Certain components of the PCMS business were moved to CRS retroactive to July 1, 2004.